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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-127400 on Form S-3 of our report dated March 24, 2005 relating to the consolidated financial statements of New York Mortgage Trust, Inc. appearing in the Annual Report on Form 10-K of New York Mortgage Trust, Inc. for the year ended December 31, 2004, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

New York, New York
September 6, 2005